Sub-Item 77D: Policies with Respect to Security Investments

Effective February 17, 2015, the Goldman Sachs Financial Square Federal Fund and Goldman Sachs Financial Square Tax-Free Money Market Fund made certain enhancements to the Funds investment policies. These changes are described in the supplement to the Funds Prospectuses, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on January 21, 2015 (Accession No. 0001193125-15-015155), which is incorporated herein by reference.